UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2020

SONOCO PRODUCTS COMPANY
 Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
No par value common stock	SON	New York Stock Exchange, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 - Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance
Sheet Arrangement of a Registrant.

On April 1, 2020, the registrant entered into a $100 million Term Loan Facility with U.S. Bank, National Association. The full $100 million is being drawn from this facility on April 6, 2020, and the proceeds are being used for general corporate purposes. The unsecured loan has a 364-day term.

Interest is assessed at the London Interbank Offered Rate (LIBOR) plus a margin based on a pricing grid that uses the registrant’s credit ratings. The current LIBOR margin is 125 basis points. There is no required amortization and repayment can be accelerated at any time at the discretion of the registrant.

On April 1, 2020, the registrant borrowed $250 million against its existing $500 million five-year revolving credit facility. The revolving bank credit facility is committed from the registrant's bank group through July 2022. These proceeds were used to repay commercial paper and for general corporate purposes.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index
10.1	$100 million, 364-Day Term Loan Facility dated April 1, 2020
10.2	Credit Agreement, effective July 20, 2017 (incorporated by reference to Registrant's Form 10-Q for the quarter ended July 2, 2017)
10.3	First Amendment to Credit Agreement, dated February 14, 2020 (incorporated by reference to Registrant's Form 10-K for the year ended December 31, 2019)
Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: April 2, 2020	By:	/s/ Julie C. Albrecht
Julie C. Albrecht
Vice President and Chief Financial Officer